Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-158097 of Spectra Energy Partners, LP on Form S-3 of our report dated March 11, 2009 related to the financial statements of Gulfstream Natural Gas System, L.L.C. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, appearing in the Annual Report on Form 10-K/A of Spectra Energy Partners, LP for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
Houston, Texas
May 18, 2009